[AMERIGAS PARTNERS, L.P. LETTERHEAD]

Contact:  610-337-1000                                    For Immediate Release:
          Robert W. Krick, ext. 3645                      November 15, 2006
          Brenda A. Blake, ext. 3202


AMERIGAS PARTNERS REPORTS FISCAL 2006 RESULTS

VALLEY FORGE, Pa., November 15 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported adjusted net income of $108.3 million, or $1.89 per limited partner unit, for the fiscal year ended September 30, 2006, compared to adjusted net income of $87.3 million, or $1.58 per limited partner unit, for the previous fiscal year. Adjusted net income excludes the previously reported $17.1 million loss on the early extinguishment of debt in fiscal 2006 and the previously reported $33.6 million loss on the early extinguishment of debt and a $7.1 million after-tax gain on the sale of a terminal in fiscal 2005. Net income for fiscal year 2006 was $91.2 million, or $1.59 per limited partner unit, and $60.8 million, or $1.10 per limited partner unit for fiscal year 2005, including the losses on the early extinguishment of debt and the gain on the terminal sale.

The Partnership's earnings before interest expense, income taxes, depreciation and amortization, losses on the early extinguishment of debt and the gain on the terminal sale (adjusted EBITDA) were $255.0 million in fiscal 2006 and $240.4 million in fiscal 2005. EBITDA including the effects of the refinancings and terminal sale was $237.9 million in fiscal 2006 and $215.9 million in fiscal 2005.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "Our 2006 fiscal year was challenging on many fronts, including warmer weather and the impact of higher energy prices on customer conservation and operating costs. However, we successfully managed our unit margins and operating expenses to largely offset those negative factors. Assuming a return to more normal weather in fiscal 2007, we expect EBITDA in the range of $265 million to $275 million."

For the twelve months ended September 30, 2006, retail propane volumes sold decreased almost 6% to 975 million gallons from 1.035 billion gallons in the prior year principally due to warmer weather and price-induced customer conservation. Nationally, weather was 10% warmer than normal in fiscal 2006 compared to weather that was almost 7% warmer than normal in the prior year, according to the National Oceanic and Atmospheric Administration. Revenues increased to $2.12 billion in fiscal 2006 from $1.96 billion in fiscal 2005 reflecting higher average selling prices partially offset by lower retail

                                    - MORE -

AMERIGAS PARTNERS REPORTS FISCAL 2006 RESULTS                             PAGE 2

volumes sold. Total margin increased $32.2 million principally due to higher average propane unit margins and higher fees in response to increases in operating expenses. Operating and administrative expenses increased primarily as a result of higher vehicle fuel and lease expenses, higher compensation and benefits expenses, and higher maintenance and repair expenses. These expense increases were partially offset by a $7.2 million favorable net expense reduction related to general insurance and litigation, primarily reflecting improved claims history.

For the fourth quarter of fiscal 2006, the Partnership recorded a seasonal net loss of $27.8 million, or $0.48 per limited partner unit, compared with a loss of $28.4 million, or $0.51 per limited partner unit, for the prior-year period. Retail volumes sold in the quarter were 170.8 million gallons compared to 177.4 million gallons sold in the prior-year quarter. EBITDA for the period increased to $8.8 million from $7.9 million in last year's quarter. Revenue for the quarter totaled $391.8 million versus $359.3 million in the fiscal 2005 quarter principally due to higher selling prices in response to significantly higher propane product costs.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from approximately 600 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.

AmeriGas Partners, L. P. will host its fourth quarter FY 2006 earnings conference call on Wednesday, November 15, 2006, at 4:00 PM ET. Interested parties may listen to a live audio webcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 5934822; (International replay 719-457-0820, passcode
5934822) through Friday, November 17, 2006.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/4Q06FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.


AP-15                                ###                                11/15/06

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                                   Three Months Ended                Twelve Months Ended
                                                                      September 30,                     September 30,
                                                               -------------------------        -----------------------------
                                                                 2006             2005             2006               2005
                                                               --------         --------        ----------         ----------
Revenues:
  Propane                                                      $348,893         $322,539        $1,953,714         $1,819,659
  Other                                                          42,910           36,764           165,552            143,597
                                                               --------        ---------        ----------         ----------
                                                                391,803          359,303         2,119,266          1,963,256
                                                               --------        ---------        ----------         ----------

Costs and expenses:
  Cost of sales - propane                                       235,587          215,014         1,277,306          1,161,808
  Cost of sales - other                                          18,725           15,115            66,463             58,198
  Operating and administrative expenses                         131,786          125,716           535,288            518,127
  Depreciation                                                   17,308           16,284            67,793             68,108
  Amortization                                                    1,135            1,372             4,659              5,517
  Other income, net                                              (2,931)          (4,255)          (16,299)           (25,781)
                                                               --------        ---------        ----------         ----------
                                                                401,610          369,246         1,935,210          1,785,977
                                                               --------        ---------        ----------         ----------
Operating (loss) income                                          (9,807)          (9,943)          184,056            177,279
Loss on extinguishment of debt                                        -                -           (17,079)           (33,602)
Interest expense                                                (17,927)         (18,942)          (74,094)           (79,900)
                                                               --------        ---------        ----------         ----------
(Loss) income before income taxes                               (27,734)         (28,885)           92,883             63,777
Income tax (expense) benefit                                       (183)             295              (185)            (1,514)
Minority interests                                                  140              198            (1,540)            (1,418)
                                                               --------        ---------        ----------         ----------
Net (loss) income (a)                                          $(27,777)       $ (28,392)       $   91,158         $   60,845
                                                               ========        =========        ==========         ==========

General partner's interest in net (loss) income  (b)           $   (278)       $    (284)       $      912         $      608
                                                               ========        =========        ==========         ==========

Limited partners' interest in net (loss) income  (b)           $(27,499)       $ (28,108)       $   90,246         $   60,237
                                                               ========        =========        ==========         ==========

Net (loss) income per limited partner unit - basic
and diluted (a)(b)                                             $  (0.48)       $   (0.51)       $     1.59         $     1.10
                                                               ========        =========        ==========         ==========

Average limited partner units outstanding:
  Basic                                                          56,797           54,943            56,797             54,602
                                                               ========        =========        ==========         ==========

  Diluted                                                        56,797           54,943            56,835             54,655
                                                               ========        =========        ==========         ==========

SUPPLEMENTAL INFORMATION:

  Retail gallons sold (millions)                                  170.8            177.4             975.2            1,034.9
  EBITDA (c) (d)                                               $  8,776        $   7,911        $  237,889         $  215,884
  Distributable cash (c)                                        (15,818)         (14,773)          157,243            150,325
  Capital expenditures:
    Maintenance capital expenditures                              6,667            3,742            23,631             19,261
    Growth capital expenditures                                  12,373            8,737            47,079             43,356

(a) Net income and net income per limited partner unit for the twelve months ended September 30, 2005 include a gain of $7,107 and $0.13, respectively, recognized in connection with the Partnership's sale of its 50% ownership interest in Atlantic Energy, Inc.

(b) In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6") the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. There was no dilutive effect of EITF 03-6 for the three or twelve months ended September 30, 2006 or for the three or twelve months ended September 30, 2005. Because EITF 03-6 can impact the calculation of Partnership net income per limited partner unit on a quarterly basis but does not currently affect the calculation on an annual basis, annual net income per limited partner unit is not equal to the sum of net income per limited partner unit for each of the Partnership's quarterly periods.

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants. Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay quarterly distributions. The Partnership's definition of distributable cash may be different from that used by other entities.

     The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                                                  Three Months Ended                Twelve Months Ended
                                                                     September 30,                     September 30,
                                                               -------------------------          ------------------------
                                                                 2006            2005               2006            2005
                                                               --------        ---------          --------        --------
     Net (loss) income                                         $(27,777)       $ (28,392)         $ 91,158        $ 60,845
     Income tax (benefit) expense                                   183             (295)              185           1,514
     Interest expense                                            17,927           18,942            74,094          79,900
     Depreciation                                                17,308           16,284            67,793          68,108
     Amortization                                                 1,135            1,372             4,659           5,517
                                                               --------        ---------          --------        --------
     EBITDA                                                       8,776            7,911           237,889         215,884
     Interest expense                                           (17,927)         (18,942)          (74,094)        (79,900)
     Maintenance capital expenditures                            (6,667)          (3,742)          (23,631)        (19,261)
     Loss on extinguishment of debt                                   -                -            17,079          33,602
                                                               --------        ---------          --------        --------
     Distributable cash                                        $(15,818)       $ (14,773)         $157,243        $150,325
                                                               ========        =========          ========        ========

(d) The following table includes a reconciliation of forecasted net income to forecasted EBITDA for the fiscal year ending September 30, 2007:

                                                               Forecast
                                                                Fiscal
                                                                 Year
                                                                Ending
                                                             September 30,
                                                                 2007
                                                             -------------
     Net income (estimate)                                     $123,000
     Interest expense (estimate)                                 72,000
     Depreciation (estimate)                                     70,000
     Amortization (estimate)                                      4,000
     Income tax expense (estimate)                             $  1,000
                                                               --------
     EBITDA (estimate)                                         $270,000
                                                               ========